Insider Trading Policy Exhibit 19.1

| Purpose | Scope III. | Prohibited Activities | Non-Public Information | Material Information | Pre-Clearance Of All Trades By Directors, Executive Officers And Certain Other Employees; Trading Window | Post-Employment Transactions | Violations Of Policy | Reporting And Non-Retaliation | Insider Trading Compliance Officer; Certain Certifications TABLE OF CONTENTS Insider Trading Policy

3 Insider Trading Policy 2025 Purpose The federal securities laws prohibit “insider trading.” Insider trading refers generally to buying or selling company securities while in possession of material non-public information of a company and continues to be a major focus of the enforcement program of the U.S. Securities and Exchange Commission (the “SEC”). In order to take an active role in the prevention of insider trading violations under the U.S. federal securities laws, ManpowerGroup Inc. (together with its subsidiaries, the “Company”) has adopted this Insider Trading Policy (this “Policy”). Scope This Policy covers all directors, officers and employees of the Company and their respective household members (collectively referred to as “Covered Persons”). In addition, this Policy applies to all entities (e.g., corporations, partnerships or trusts) that are influenced or controlled by any Covered Person, and transactions by any of these entities should be treated for purposes of this Policy as if they were for the account of a Covered Person. INSIDER TRADING POLICY

4 Insider Training Policy 2025 No Trades While in Possession of Material Non-Public Information. Except as otherwise permitted under this Policy, no Covered Person may buy, sell, transfer or otherwise acquire or dispose of: Any Company securities while in possession of material non-public information about the Company (see sections IV and V for more information); or Any securities of any other company, including Company customers, while in possession of material non-public information relating to that company which was obtained in the course of service to the Company or from any Covered Person. No Derivative Transactions. No Covered Person may engage in transactions in puts, calls or other options or derivative instruments that are based on Company securities. No Hedging. No Covered Person may engage in hedging transactions involving Company securities, including forward sale or purchase contracts, equity swaps or exchange funds. No Trading on Margin or Pledging. No Covered Person may hold Company securities in a margin account or pledge Company securities as collateral for a loan. III. Prohibited Activities No Tipping. No Covered Person may communicate material non-public information about the Company to any other person, including other Covered Persons, except for a valid Company purpose. Sharing material non-public information with another person to enable them to make a profit or avoid a loss through trading is sometimes called “tipping.” Tipping also includes making recommendations, “signaling” or expressing opinions about trading, while aware of material non-public information. This is illegal and may expose both the “tipper” and “tippee” to civil and criminal penalties. No Short Sales. No Covered Person may engage in short sales of Company securities. A short sale is the sale of a security that the seller does not own at the time of the trade.

5 Insider Trading Policy 2025 IV. Non-Public Information For purposes of this Policy, non-public information is defined as information which is not generally available to the investing public. Information will be considered generally available to the investing public two days after full dissemination of the information through a national news service or the filing of a report containing the information with the SEC, whichever occurs first. V. Material Information For purposes of this Policy, material information is defined as any information that would affect a reasonable investor’s decision to buy, hold or sell securities or would affect the price of securities. The following types of information are examples of information that may be considered material for purposes of this Policy: Revenues or earnings, including projections of future earnings or losses; Proposals, plans or agreements, even if preliminary in nature, involving a significant merger or acquisition, tender offer, significant sale of assets or disposition of a significant subsidiary; Major financing transactions; Changes in dividend rates or policies; Sales or purchases by the Company of its own securities; Changes in senior management; Significant write-downs in assets or increases in reserves; Actual, threatened or potential exposure to significant litigation or governmental investigations; Significant cybersecurity incidents; and Changes in debt ratings.

6 Insider Training Policy 2025 VI. Pre-Clearance of All Trades by Directors, Executive Officers and Certain Other Employees; Trading Window All transactions in Company securities by directors, executive officers and other Covered Persons designated by the Compliance Officer (collectively, the “Pre-Clearance List”) must be pre-cleared by the Compliance Officer before the transaction occurs. For Covered Persons on the Pre-Clearance List, transactions will generally be limited to a trading window commencing two days after the public release of quarterly financial information (the “Release”) and ending on the fifth day of the third month of the quarter following the quarter to which such Release relates. This period is generally referred to as the “Trading Window.” If you are on the Pre-Clearance List, you must submit a request in writing to the Compliance Officer requesting approval to trade, and your transaction must be approved and completed during a Trading Window. Under certain circumstances, the Compliance Officer may extend, shorten or suspend the Trading Window and the Covered Persons to whom it applies. Additionally, if the requestor becomes aware of material non-public information before a transaction is executed, the pre-clearance is void and the transaction must not be completed. If a pre-clearance request is denied, then the requestor should refrain from initiating any transaction in Company securities and should not inform any other person of the restriction. Special rules apply to transactions under a written trading plan pursuant to Exchange Act Rule 10b5-1, and any such plan would likewise need approval by the Compliance Officer. Covered Persons who are not on the Pre-Clearance List are encouraged, but not required, to limit their trading activity to the Trading Window. VII. Post-Employment Transactions When a Covered Person’s employment or tenure as a director terminates, the Covered Person will continue to be subject to this Policy until such person is no longer in possession of material non-public information as provided in this Policy. In addition, if the Covered Person’s transactions in Company securities are subject to pre-clearance requirements and the Covered Person’s employment or tenure as a director terminates while the Trading Window is closed, the Covered Person will continue to be subject to such pre-clearance and Trading Window requirements until the Trading Window re-opens.

7 Insider Trading Policy 2025 VIII. Violations of Policy Violations of this Policy may constitute grounds for corrective action, up to, and including, immediate dismissal. Additionally, individuals violating federal insider trading laws may be subject to civil and criminal penalties and may also subject the Company to liability. Exceptions to this Policy for particular transactions, if any, may only be granted by the Compliance Officer in advance of the proposed transaction. IX. Reporting and Non-Retaliation Any Company employee who becomes aware, or suspects, that this Policy may have been violated shall immediately notify management using one of the following channels: Notify the Compliance Officer or the Global Ethics Compliance Officer Use the local ethics helpline number posted at such employee’s facility Use the global ManpowerGroup Business Ethics Hotline, by using one of the following methods: Calling 1-800-210-3458, a toll-free telephone number that is monitored 24 hours per day; or Through the online reporting system at https://manpowergroup.ethicspoint.com. The Company will not tolerate retaliation against anyone who makes a report in good faith, as stated in the ManpowerGroup Anti-Retaliation Policy. X. Insider Trading Compliance Officer; Certain Certifications In order to ensure compliance with this Policy by the Company and all Covered Persons, the Company has designated its Associate General Counsel, Shannon Kobylarczyk, as the Compliance Officer. The Compliance Officer is authorized to: Administer this Policy and monitor and enforce compliance with it; Formulate and implement procedures and educational programs designed to promote the effectiveness of this Policy; Designate Covered Persons whose transactions are subject to pre-clearance and/or limited to the Trading Window; and Respond to questions concerning this Policy and its application to specific transactions. In this regard, Covered Persons may be required to certify that they have read this Policy.

? LAST REVISED: JANUARY 2025 QUESTIONS Any Covered Person who has a question about this Policy, any specific securities transaction or prohibitions on trading while in possession of material non-public information should contact the Compliance Officer. Any such question should be resolved prior to any trade which may potentially be prohibited.